Exhibit 10.7

TERMINATION

Reference is made to the letter agreement, dated as of December 12, 2014 (the “Agreement”), between CB Pharma Acquisition Corp. (the “Company”) and Fortress Biotech, Inc. (formerly Coronado Biosciences, Inc.) (the “Admin Provider”).

The parties hereby agree that the Agreement is terminated effective as of the date hereof and that the Company does not owe any further amounts to the Admin Provider pursuant to the Agreement and that any amounts accrued as of the date hereof pursuant to the Agreement shall be forgiven.

IN WITNESS WHEREOF, the undersigned have caused this termination to be executed as of May 20, 2016.

CB PHARMA ACQUISITION CORP.

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: CEO

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: CEO